Exhibit 5.1

LAW OFFICES

Neuberger, Quinn, Gielen, Rubin & Gibber, P.A.

27th FLOOR

ONE SOUTH STREET

BALTIMORE, MARYLAND 21202-3282

www.nqgrg.com

(410) 332-8550

Hillel Tendler	Fax No.
(410) 332-8552	(410) 951-6038
E-MAIL ADDRESS:
HT@NQGRG.COM

July 12, 2012

Universal Security Instruments, Inc.

11407 Cronhill Drive, Suite A

Owings Mills, Maryland 21117

Re:	Registration Statement on Form S-8 for the
2011 Non-Qualified Stock Option Plan

Gentlemen:

We have acted as counsel to Universal Security Instruments, Inc., a Maryland corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-8 (the “Registration Statement”) relating to 120,000 shares of the Company's Common Stock, $.01 par value per share (the “Shares”), reserved for issuance under the Company’s 2011 Non-Qualified Stock Option Plan (the “Plan”). This opinion letter is being rendered in connection with the filing of the Registration Statement.

We have examined originals or copies of such documents, corporate records and other instruments as we have deemed necessary for the purposes of rendering this opinion.

Based on the foregoing, it is our opinion that Shares sold by the Company to participants under the Plan, upon receipt of the consideration required to be paid therefor, will be duly and validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the Maryland General Corporation Law and the laws of the United States of America, and we do not express any opinion herein concerning any other law. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. We express no opinion upon any matter other then as explicitly addressed herein, and our opinion herein contained shall not be interpreted to be an implied opinion upon any other matter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

NEUBERGER, QUINN, GIELEN, RUBIN & GIBBER, P.A.